UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2011

HOST HOTELS & RESORTS, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14625	53-0085950
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6903 Rockledge Drive

Suite 1500

Bethesda, Maryland 20817

(Address or principal executive offices and Zip Code)

(240) 744-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 21, 2011, Host Hotels & Resorts, Inc. (the “Company”) entered into a Sales Agency Financing Agreement (the “Agreement”) with BNY Mellon Capital Markets, LLC (“BNYMCM”). Pursuant to the Agreement, the Company may issue and sell, from time to time, shares of common stock, par value $0.01 per share, having an aggregate offering price of up to $400 million (the “Shares”). BNYMCM will act as the Company’s sales agent in connection with any offerings of Shares pursuant to the Agreement. The Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The Shares may be offered in one or more selling periods, none of which will exceed 10 consecutive trading days. The sales, if any, of the Shares under the Agreement will be made in “at the market” offerings as defined in Rule 415 of the Securities Act of 1933, including sales made directly on the New York Stock Exchange, to or through a market maker or through an electronic communications network. The Company is not obligated to sell and BNYMCM is not obligated to buy or sell any Shares under the Agreement. The Company shall specify to BNYMCM (i) the aggregate selling price of the Shares to be sold during each selling period, which may not exceed $150 million without BNYMCM’s prior written consent and (ii) the minimum price below which sales may not be made.

The Company will pay BNYMCM a commission equal to 1% of the gross proceeds of all Shares sold through it as agent under the Agreement and will reimburse BNYMCM for certain expenses incurred in connection with its services under the Agreement. The Company intends to use the net proceeds from the sale of the Shares from time to time to fund future potential acquisitions and for general corporate purposes.

Affiliates of the Company are parties to the Second Amended and Restated Credit Agreement, dated as of May 25, 2007, as amended, under which an affiliate of BNYMCM is a lender. BNYMCM and its affiliates have provided and in the future may continue to provide investment banking, commercial banking, corporate trust and other financial services to the Company and its affiliates in the ordinary course of business for which they have received and will receive customary compensation.

The Shares will be issued pursuant to the Company’s shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-166380) filed on April 29, 2010 with the Securities and Exchange Commission (the “SEC”). In connection with the offering contemplated by the Agreement, the Company intends to file with the SEC a supplement to the prospectus included in the Registration Statement.

Item 8.01.	Other Events.

The Agreement replaces the prior Sales Agency Financing Agreement with BNYMCM that the Company had entered into on August 19, 2010. The Company completed all sales under the prior Sales Agency Financing Agreement through the issuance of the remaining approximately $100 million of common stock during the Company’s first quarter, 2011, at an average price of $17.76 per share.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Sales Agency Financing Agreement, dated April 21, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2011	HOST HOTELS & RESORTS, INC.

	By:	/s/ Brian G. Macnamara
Brian G. Macnamara
Senior Vice President, Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

1.1	Sales Agency Financing Agreement, dated April 21, 2011.

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